Exhibit 99.3

T & W FORGE, INC.

UNAUDITED CONDENSED BALANCE SHEET

October 31, 2010

ASSETS	2010
(Unaudited)

Current assets:
Cash	$1,535,072
Accounts receivables, trade (net of allowance for doubtful accounts of approximately $19,000)	1,258,510
Notes receivable, related parties	1,200,000
Inventories	2,094,854
Prepaid expenses and other assets	48,542

Total current assets	6,136,978

Property and equipment, net	797,046
Deposits	328,393

$7,262,417

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$300,000
Note payable, related party	—
Accounts payable	639,721
Accounts payable, related party	(3,828)
Accrued payroll and payroll taxes	79,037
Accrued expenses	447,977
Accrued expenses, related party	3,541
Current portion of accrued postretirement benefit obligation	7,319

Total current liabilities	1,473,767

Long-term debt, net of current maturities	350,000
Accrued postretirement benefit obligation, net of current portion	67,138

Total liabilities	1,890,905

Shareholders’ equity	5,371,512

$7,262,417

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATION

for the year ended October 31, 2010

2010
(Unaudited)

Net sales	$16,349,030

Cost of goods sold	11,755,675

Gross profit	4,593,355

Selling and administrative expenses	929,107

Income from operations	3,664,248

Interest expense	(29,117)
Interest income	70,667
Management fees	(249,772)
Gain on sale of assets	5,000
Miscellaneous income	3,129

Total other income (expense), net	(200,093)

Net income	$3,464,155

The accompanying notes are an integral part of these unaudited condensed financial statements.

T & W FORGE, INC.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

for the year ended October 31, 2010

	* Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount

Balances, October 31, 2009	100	$100,000	$146,444	$5,679,351	$(46,321)	$5,879,474

Comprehensive income:
Net income	—	—	—	3,464,155	—	3,464,155
Actuarial postretirement gain	—	—	—	—	25,883	25,883
Amortization of postretirement liability from earlier periods	—	—	—	—	2,000	2,000

Total comprehensive income	—	—	—	3,464,155	27,883	3,492,038

Distributions to shareholders	—	—	—	(4,000,000)	—	(4,000,000)

Balances, October 31, 2010	100	$100,000	$146,444	$5,143,506	$(18,438)	$5,371,512

*	T&W Forge, Inc. common stock, $100 stated value, 850 shares authorized.

The accompanying notes are an integral part of these unaudited condensed financial statements.

T & W FORGE, INC.

UNAUDITED CONDENSED STATEMENT OF CASHFLOWS

for the year ended October 31, 2010

2010
(Unaudited)

Cash flows from operating activities:
Net income	$3,464,155

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	247,144
Changes in operating assets and liabilities:
Accounts receivable, trade	212,528
Inventories	220,685
Prepaid expenses and other assets	113,913
Deposits	(205,625)
Accounts payable	141,950
Accrued payroll and payroll taxes	(132,981)
Accrued expenses	(81,570)
Other	(17,570)

Net cash provided by operating activities	3,962,629

Cash flows from investing activities:

Advances on notes receivable, related parties	(1,200,000)
Collection of notes receivable, related parties	2,900,000
Capital expenditures	(171,603)

Net cash provided by investing activities	1,528,397

Cash flows from financing activities:
Repayment of long-term debt	(300,000)
Distributions to shareholders	(4,000,000)

Net cash used for financing activities	(4,300,000)

Increase in cash and cash equivalents	1,191,026
Cash and cash equivalents at the beginning of the period	344,046

Cash and cash equivalents at the end of the period	$1,535,072

Supplemental disclosure of cash flow information:
Actuarial postretirement gain and amortization of postretirement liability from earlier periods	$27,883

The accompanying notes are an integral part of these unaudited condensed financial statements.

T & W FORGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

for the year ended October 31, 2010

1.	Summary of Significant Accounting Policies

New Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 to improve disclosures about fair value measurements, which amends the Accounting Standard Codification (“ASC”) related to fair value measurements and disclosures. This amendment to the ASC will add new requirements for disclosures about transfers into and out of fair value hierarchy Levels 1, 2 and 3 and separate disclosures about purchases, sales, issuances and settlements relating to fair value hierarchy Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. Further, the ASU amends guidance on employers’ disclosure requirements for plan assets for defined benefit pensions and other postretirement benefit plans. Under the new guidance it is required that disclosures be provided by classes of assets instead of by major categories of assets. This ASU is effective for the first reporting period beginning after December 15, 2009, except for the requirement to provide fair value hierarchy Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which will be effective for fiscal years beginning on or after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the Financial Accounting Standards Board (“FASB”), issued an Accounting Standard Update (“ASU”) No. 2010-09, which addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent events procedures. The ASU (i) exempts entities that file their financial statements with the SEC from disclosing the date through which subsequent events procedures have been performed and (ii) clarifies the circumstances in which an entity’s financial statements would be considered restated and the entity would therefore be required to update its subsequent events evaluation. The guidance provided by the FASB became effective immediately upon issuance.

The FASB issued a technical amendment to employers’ disclosure requirement for plan assets for defined benefit pensions and other postretirement benefit plans, which is integrated into ASC 715-20-50, Compensation – Retirement Benefits – Defined Benefit Pension Plans – General Disclosure. The objective is to provide users of financial statements with an understanding of (i) how investment allocation decisions are made, (ii) major categories of plan assets held by the plans, (iii) how fair value of plan assets are measured, (iv) the effect of fair value measurements on changes in plan assets during a period and (v) significant concentrations of risk within plan assets.

2.	Inventories:

Inventories consist of the following:

2010
Raw materials	$1,304,516
Work-in-process	661,803
Finished goods	453,860

2,420,179
Less LIFO reserve	(325,325)

$2,094,854

T & W FORGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS, Continued

for the year ended October 31, 2010

3.	Financing Arrangements:

The Company is not aware of any non-compliance with its debt covenants as of October 31, 2010.

4.	Related Party Transactions:

The Company leases its office and plant facilities from a related party under an operating lease which is renewed annually. Under the terms of this lease agreement, the Company makes monthly rent payments of $35,000 and is responsible for all taxes and assessments on the property, insurance, utilities and repairs and maintenance. Rent expense under this lease totaled $420,000 for 2010.

5.	Employee Benefit Plan:

The Company maintains postretirement benefits for all hourly employees who retire between the ages of 63 and 65. The following table presents the components of net periodic pension benefit costs for the Company’s postretirement plan:

2010

Service cost	$5,618
Interest cost	5,453
Amortization of net (gain) loss	2,000

$13,071

6.	Collective Bargaining Agreement:

All hourly production employees are covered by a collective bargaining agreement that expired in 2009. Management reached a new agreement during 2010.